Shareholder Instructions and Master Signature Page

ACCENTURE SCA	ACCENTURE INTERNATIONAL SARL
Offer to Redeem for Cash	Offer to Purchase for Cash
Up to 26,262,626 Class I Common Shares
At a Price not Greater than $24.75 nor Less than $22.50 per Share
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 6, 2006,
UNLESS THE OFFER IS EXTENDED.
If you have questions about the Offer, please contact the Information Agent:
Innisfree M&A Incorporated
501 Madison Avenue
19th Floor
New York, New York 10022
United States
U.S. Toll Free Telephone No.: +1 (877) 800-5182
Telephone No. for International Collect Calls: +1 (412) 232-3651
Email Address: info@innisfreema.com
Please deliver your properly completed Master Signature Page to the Tender Agent:
Colbent Corporation
By Electronic Delivery through the Tender Agent’s Website:
https://www.colbent.com/reorg/accenture/login.cfm
By Express Delivery, Mail or Hand Delivery:
161 Bay State Drive
Braintree, Massachusetts 02184
United States
      Delivery of a Master Signature Page by any other means, including transmission via facsimile, or to an address other than the address of the Tender Agent that is indicated above will not constitute valid delivery.
      These shareholder instructions and master signature page are being distributed to all holders of Class I common shares of Accenture SCA regarding participation in the offer by Accenture SCA to redeem in accordance with its Articles of Association and Accenture International SARL (“SARL”) to purchase up to an aggregate of 26,262,626 Class I common shares of Accenture SCA at a price per share in cash that is not greater than $24.75 nor less than $22.50 per share. Class I common shareholders participating in the offer must choose to have their shares redeemed by Accenture SCA or purchased by SARL. We will determine the exact price to be paid for each Class I common share using the “Modified Dutch Auction” procedure described in the accompanying tender offer. The price determined by us is referred to as the “tender offer price.” You must follow these shareholder instructions and properly complete, execute and deliver (either electronically through the Tender Agent’s website or by returning a manually signed copy by express delivery, mail or hand delivery), a master signature page to the Tender Agent in order to participate in either transaction. Please do not contact Accenture about the offer or send your master signature page to Accenture.

      Accenture SCA and SARL have filed a Schedule TO, including a tender offer, with the U.S. Securities and Exchange Commission (the “SEC”) which contains important information with respect to your tender of Class I common shares. You should read that tender offer carefully before making any decision regarding the tender of your shares. We have made the tender offer and all other tender offer documents filed with the SEC available to all holders of Accenture SCA Class I common shares. These documents are also available at no charge at the SEC’s website at www.sec.gov.
SHAREHOLDER INSTRUCTIONS
      If you wish to tender your Class I common shares in the offer, you must execute and deliver to the Tender Agent a properly completed master signature page by 12:00 midnight, New York City time, on Friday, October 6, 2006 or, if we extend the offer, the expiration date of the offer as extended. In order for your shares to be validly tendered in the offer, the Tender Agent must have received your properly completed and executed master signature page at or before such time.
      The master signature page forms a part of a notice or agreement that you must execute and deliver if you wish to tender your shares for redemption or purchase. If any of your shares are validly tendered for redemption at or below the tender offer price determined by us, and not withdrawn, by executing and delivering the master signature page in accordance with these shareholder instructions you will be executing and delivering either a notice of election for redemption to Accenture SCA or a share purchase agreement with SARL and binding yourself by the terms and conditions thereof. The notice of election for redemption and the share purchase agreement are included in the tender offer as Annex A and Annex B, respectively.
      Your master signature page must be delivered in accordance with these shareholder instructions. These instructions permit you to complete, execute and deliver your master signature page electronically through the Tender Agent’s website or to complete and return a manually executed copy of the accompanying master signature page to the Tender Agent by express delivery, mail or hand delivery at the address indicated on the cover page of this document. Delivery of a Master Signature Page by any other means, including transmission via facsimile, or to an address other than as indicated on the cover of these shareholder instructions will not constitute valid delivery. The method by which you deliver your completed master signature page is your option and at your risk. You should allow sufficient time to ensure that the Tender Agent receives your master signature page prior to the expiration of the offer.
      You may withdraw tendered Class I common shares from the offer at any time prior to 12:00 midnight, New York City time, on October 6, 2006, unless we extend the offer, in which case you can withdraw your Class I common shares until the expiration date of the offer as extended. For a withdrawal to be effective, the Tender Agent must receive a new, properly completed master signature page including revised information prior to the expiration of the offer. The new master signature page may be submitted either electronically through the Tender Agent’s website or manually in accordance with these shareholder instructions. If you deliver a new, properly completed master signature page in which you tender zero shares (either by entering the number “0” in the space provided or leaving the number of shares tendered blank), all of your shares will be withdrawn from the offer, your master signature page will be deemed not to have been executed and delivered and you will not be a party to the notice of election for redemption to Accenture SCA or the share purchase agreement with SARL.
      We will pay the tender offer price for Class I common shares redeemed by or purchased from tendering shareholders in accordance with the terms and conditions of the offer in U.S. dollars pursuant to the payments instructions that tendering shareholders provide in their master signature pages. We will not make payments to tendering shareholders in any currency other than U.S. dollars. Eastern Bank will act as our paying agent and will transmit to you by wire transfer or check the payment for all of your shares accepted for payment in accordance with terms and conditions of the offer pursuant to the payment instructions that you include in your master signature page. If you do not provide complete payment instructions in your master signature page, your shares will not be validly tendered. If you have any questions about the payment instructions or your payment generally, please contact our Information Agent using the contact information provided on the cover page of this document.

      If you have transferred Class I common shares under the Family and Charitable Transfer Program to a transferee who wishes to tender shares in the offer, your transferee must execute and deliver to the Tender Agent a properly completed master signature page in accordance with these shareholder instructions in order to tender shares in the offer.
      Once you have read the tender offer, including its annexes, and these shareholder instructions and the master signature page in their entirety, please execute and deliver to the Tender Agent a completed master signature page in accordance with these shareholder instructions if you wish to tender shares in the offer.

Part 1: Instructions for Accessing Your Master Signature Page
      Holders who wish to submit a master signature page to the Tender Agent may do so either by:

•	submitting a properly completed master signature page through the Tender Agent’s website; or

•	properly completing and returning a manually executed copy of the accompanying master signature page to the Tender Agent by express delivery, mail or hand delivery.
      If you wish to manually execute and deliver your master signature page, you should do so by using the accompanying master signature page and following the relevant steps indicated in Parts 2, 3 and 4 of these shareholder instructions (you may disregard the steps in this Part 1 and proceed to Part 2). If you wish to complete and submit your master signature page electronically through the Tender Agent’s website, you should complete the steps outlined below in this Part 1 to access your master signature page electronically and follow the relevant steps outlined in Parts 2, 3 and 4 of these instructions when completing, executing and delivering your master signature page.
Step 1: Create a User Profile and Obtain a User Password.
      Before you may access your master signature page electronically, you must create a user profile and obtain a password from the Tender Agent. To create a user profile and obtain your password, you should:

•	access the Tender Agent’s website at https://www.colbent.com/reorg/Accenture/login.cfm;

•	click on the word “Profile” in the login screen at the end of the sentence that reads: “If you have never logged in, please create a new Profile.” By clicking on the word “profile,” you will be directed to a new screen; and

•	in the new screen, insert your “Participant Pin Number” number (which has been emailed to you and is printed on the top of the accompanying master signature page) in the space provided next to “Participant Pin Number”; and

•	click on the button entitled “Create Account.”
      In the create profile screen, your first and last name have been previously inserted next to “Participant Name” and your email address that is used for all Accenture mailings has previously been inserted next to “Participant Email Address”. (This email address will be used to provide you with your password, confirmation of tender and payment confirmation.) For security reasons, you cannot change this information online. If this information is incorrect, please contact the Information Agent for assistance.
      To complete the information required in the profile screen, you should:

•	insert your address, including your postal code, in the space provided next to “Address” information (if you are outside the United States, insert “NA” in the “State” field);

•	insert a telephone number where you may be contacted during business hours in the space provided next to “Telephone Number”; and

•	click on the button entitled “Create Account.”
      After you have completed these steps, the Tender Agent will promptly send an email containing your user password to your email address as indicated in your user profile. Once you have received your user password, you may access your master signature page online by following the instructions indicated below under “Step 2: Access Your Master Signature Page.”
Step 2: Access Your Master Signature Page.
      Once you have created a user profile and obtained your password from the Tender Agent, you may access your master signature page online at any time by logging into the Tender Agent’s website at https://www.colbent.com/reorg/ Accenture/login.cfm. To login to the website, you should enter your “Participant Pin Number” and your “Password” and click on the “Login” button. Once you have properly logged into the Tender Agent’s website, click on the words “Tender Your Shares” on the left hand navigation of the welcome screen. Your master signature page will then appear on your screen. Please follow the relevant instructions in Parts 2, 3 and 4 of these instructions to complete, execute and deliver your master signature page electronically.
Part 2: Tender Instructions

Step 1:	Choose one method for selecting the price or prices at which you wish to tender your Class I common shares, and then using your chosen method, specify the number of Class I common shares that you wish to tender at the specified price or prices.
      The master signature page provides you with two different methods for specifying the price or prices at which you wish to tender your Class I Common shares. You must choose only one of these methods in order for your tender to be valid. If you select both methods, or if you do not select either method, your shares will not be validly tendered.

Method 1:	Shares Tendered at a Price to be Determined by Accenture SCA and SARL Using the “Modified Dutch Auction” Procedure Described in the Tender Offer
      Once the offer has expired, we will determine the tender offer price using the “Modified Dutch Auction” procedure that is described in the tender offer. If you check the box under the caption “Method 1: Shares Tendered at a Price to be Determined by Accenture SCA and SARL Using the “Modified Dutch Auction” Procedure,” you will be deemed to have tendered your Class I common shares at the lowest price in the price range for the offer. This could result in you receiving a price per share that is as low as $22.50, the lowest price included in the price range for the offer, or as high as $24.75, the highest price included in price range for the offer.
      If you wish to tender your shares using this method, you should:

•	check the box under the caption “Method 1: Shares Tendered at a Price to be Determined by Accenture SCA and SARL Using the “Modified Dutch Auction” Procedure;”

•	insert the number of shares that you wish to tender at such price; and

•	ensure that the number of shares that you are tendering at such price does not exceed the number of shares indicated at the top of your master signature page after the caption “Number of Class I Common Shares Registered in Your Name.”
      If you choose this method, upon the terms and subject to the conditions of the offer, including the proration provisions described in the tender offer, we will redeem or purchase at the tender offer price determined by us those shares that are validly tendered by you and not withdrawn.
      If you are executing and delivering your master signature page electronically, you should click the “Continue Tender Process” button at the bottom of your screen to continue completing your master signature page.

Method 2: Shares Tendered at One or More Prices Selected by You
      Alternatively, you may elect to tender your Class I common shares at one or more prices selected by you (in increments of $0.25) that are within the price range for the offer by checking the box under the caption “Method 2: Shares Tendered at One or More Prices Selected by You.” If you choose to tender your shares using this method, you may not tender the same shares at more than one price. You may, however, specify one price for a specified portion of your shares and one or more different prices for one or more other specified portions of your shares. If you choose this method, upon the terms and subject to the conditions of the offer, including the proration provisions described in the tender offer, we will redeem or purchase at the tender offer price determined by us those shares (and only those shares) that are validly tendered by you at or below the tender offer price and not withdrawn. Depending on the price or prices that you select and the tender offer price determined by us, this could result in none of your shares being redeemed or purchased in the offer.
      If you wish to tender your shares using this method, you should:

•	check the box under the caption “Method 2: Shares Tendered at One or More Prices Selected by You”;

•	insert the number of shares next to each price at which you have elected to tender your shares or a portion of your shares, in each case taking care to ensure that you do not tender the same shares at more than one price; and

•	ensure that the total number of shares that you are tendering at all prices does not exceed the number of shares indicated at the top of your master signature page after the caption “Number of Class I Common Shares Registered in Your Name.”
      If you are executing and delivering your master signature page electronically, you should click the “Continue Tender Process” button at the bottom of your screen to continue completing your master signature page.

Step 2:	Choose whether to have your tendered Class I common shares redeemed by Accenture SCA or purchased by SARL.
      The master signature page allows you to tender your Class I common shares for redemption by Accenture SCA or purchase by SARL by checking the appropriate box under the caption “Election for Redemption or Purchase.” You must check one box, and only one box, in order for your tender to be valid. If you check both boxes, or if you do not check either box, your shares will not be validly tendered.
      You should be aware that your decision to have your shares redeemed by Accenture SCA or purchased by SARL may impact your tax treatment with respect to the disposition of those shares. We recommend that you consult your tax advisor prior to making a decision. In addition, please refer to the disclosure in the tender offer under “The Offer — 13. U.S. Federal Income Tax Considerations,” “The Offer — 14. Luxembourg Tax Considerations” and “The Offer — 15. Non-U.S. Tax Considerations.”
Part 3: Payment Instructions
      Eastern Bank, which is acting as our Paying Agent in connection with the offer, will pay the tender offer price for any Class I common shares that are redeemed or purchased in accordance with the terms and conditions of the offer in U.S. dollars pursuant to payments instructions that tendering shareholders provide in their master signature pages. The master signature page permits you to elect to have the payment for any of your shares that are accepted for redemption or purchase transmitted to you by wire transfer to a bank account specified by you in your master signature page or by check delivered to you at an address specified by you in your master signature page. Please note that, irrespective of the method of payment, we will only pay the tender offer price in U.S. dollars.
      You should choose the payment method you would like to use by checking the appropriate box in your master signature page under the caption “Payment Instructions” and providing the relevant information in order to validly tender your shares. You must check one box, and only one box, and provide the required information in order for your tender to be valid. If you check both boxes, or if you do not check either box, or if you fail to provide the required information, your shares will not be validly tendered.
      If you are executing and delivering your master signature page electronically, you should click the “Continue Tender Process” button at the bottom of your screen to continue completing your master signature page.

Part 4: Execution and Delivery Instructions
      You must execute and deliver your master signature page in accordance with the following instructions to ensure that your Class I common shares are validly tendered. Please note that if any of your shares are validly tendered at or below the tender offer price determined by us, and not withdrawn, by executing and delivering the master signature page in accordance with these instructions you will be executing and delivering either the notice of election for redemption to Accenture SCA or the share purchase agreement with SARL and binding yourself by the terms and conditions thereof.
Option 1:     Electronic Execution and Delivery Instructions for Residents of all Countries
      If you are electronically executing and delivering your master signature page, after you have properly completed your master signature page, you should:

•	type your name, your telephone number and your current location (which should be the city in which you are executing your master signature page) in the spaces provided under the caption “Signature of Holder” (the date of your signature will automatically be inserted as the current date);

•	enter your password in the space provided next to the caption “Password;” and

•	click on the “Submit Tender” button.
      Please note that by performing these actions, you will be executing and delivering your master signature page with the same effect as if you had printed, manually signed and physically delivered your manually signed master signature page to the Tender Agent.
      We recommend that you print and retain one copy of your electronically executed master signature page for your records. To do so, please click on “View Your Submitted Tender” on the left hand navigation. On the next screen click on the words “Print Master Signature Page” in the last column to the right.

Option 2:	Manual Execution and Delivery Instructions for Residents of all Countries other than Australia
      If you are a resident of a country other than Australia and are manually executing and delivering your master signature page, you should:

•	print your name, your telephone number, your current location (which should be the city in which you are executing your master signature page) and the date of your signature in the spaces provided under the caption “Signature of Holder;”

•	manually sign the master signature page in the space provided under the caption “Signature of Holder” (you are not required to have your signature witnessed); and

•	return the original copy of your properly completed, manually signed master signature page to the Tender Agent using one of the following delivery methods:

—	express delivery using the enclosed, prepaid and preaddressed envelop from the United Parcel Service, or UPS, or

—	mail or hand delivery to the address indicated on the front cover of these shareholder instructions.
      Please do not submit your master signature page to the Tender Agent via facsimile.
      We recommend that you retain one copy of your properly completed, manually signed master signature page for your records.

Option 3:     Manual Execution and Delivery Instructions for Residents of Australia
      If you are a resident of Australia and are manually executing and delivering your master signature page, you should:

•	print your name, your telephone number, your current location (which should be city in which you are executing your master signature page) and the date of your signature in the spaces provided under the caption “Signature of Holder;”

•	manually sign the master signature page in the space provided under the caption “Signature of Holder;”

•	have two witnesses who are not related to you print their addresses and occupations and manually sign the master signature page (attesting to your signature) in the spaces provided under the caption “Attestation of Signature for Residents of Australia;” and

•	return the original copy of your properly completed, manually signed master signature page to the Tender Agent using one of the following delivery methods:

—	express delivery using the enclosed, prepaid and preaddressed envelop from the United Parcel Service, or UPS, or

—	mail or hand delivery to the address indicated on the front cover of these shareholder instructions.
      Please do not submit your master signature page to the Tender Agent via facsimile.
      We recommend that you retain one copy of your properly completed, manually signed master signature page for your records.

MASTER SIGNATURE PAGE
Name of Holder:
Number of Class I Common Shares Registered in Your Name:
Participant PIN Number:
NUMBER OF SHARES TENDERED AND PRICE AT WHICH SHARES ARE TENDERED
(Please select one, and only one, of the following two methods and insert the number of shares that you are tendering pursuant to your selection.)

Method 1: Shares Tendered at a Price to be Determined by Accenture SCA and SARL
Using the “Modified Dutch Auction” Procedure

☐	BY CHECKING THIS BOX, the undersigned hereby elects to tender the specified number of his or her Class I Common Shares at the Tender Offer Price resulting from the “Modified Dutch Auction” procedure provided for in the Offer. The undersigned acknowledges and agrees that such action will result in him or her receiving a price per Class I Common Share that could be as low as $22.50, the lowest price included in the price range of the Offer, or as high as $24.75, the highest price included in the price range of the Offer.

The number of Class I Common Shares tendered by the undersigned pursuant to this method is ________________ Class I Common Shares (please insert the number of shares tendered), subject to reduction in accordance with the proration provisions of the Offer.
OR
Method 2: Shares Tendered at One or More Prices Selected by You

☐	BY CHECKING THIS BOX, the undersigned hereby elects to tender at each price selected below the number of Class I Common Shares indicated opposite such price. The undersigned acknowledges and agrees that any Class I Common Shares that are tendered at a price that is above the Tender Offer Price resulting from the “Modified Dutch Auction” procedure provided for in the Offer will not be redeemed by Accenture SCA or purchased by SARL pursuant to the Offer, that such action could result in none of the undersigned’s Class I Common Shares being purchased or redeemed in the Offer and that the number of Class I Common Shares tendered at each price at or below the Tender Offer Price is, in each case, subject to reduction in accordance with the proration provisions of the Offer.
(Please insert the amount of shares that you wish to tender at each price. Please note that you may not tender the same shares at more than one price. You may, however, specify one price for a specified portion of your shares and one or more different prices for one or more other specified portions of your shares. To ensure that you do not tender the same shares at more than one price, please make sure that the total number of shares tendered at all prices does not exceed the number of shares that are registered in your name as indicated above.)

$24.75:	Class I Common Shares	$23.50:	Class I Common Shares
$24.50:	Class I Common Shares	$23.25:	Class I Common Shares
$24.25:	Class I Common Shares	$23.00:	Class I Common Shares
$24.00:	Class I Common Shares	$22.75:	Class I Common Shares
$23.75:	Class I Common Shares	$22.50:	Class I Common Shares

ELECTION FOR REDEMPTION OR PURCHASE* (Please select one, and only one, of the following two options.)

Redemption
☐ BY CHECKING THIS BOX, the undersigned hereby elects to have his or her Class I Common Shares redeemed by Accenture SCA.
OR
Purchase
☐ BY CHECKING THIS BOX, the undersigned hereby elects to have his or her Class I Common Shares purchased by SARL.

* Please note that your decision to have your Class I Common Shares redeemed by Accenture SCA or purchased by SARL may impact your tax treatment upon the disposition of your shares. Please read carefully the disclosure in the Tender Offer (a copy of which has been delivered to you) under “The Offer — 13. U.S. Federal Income Tax Considerations,” “The Offer — 14. Luxembourg Tax Considerations” and “The Offer — 15. Non-U.S. Tax Considerations” for more information.

PAYMENT INSTRUCTIONS
(Please select one, and only one, of the following two options. Please note that we will only make payments for shares accepted for redemption or purchase in U.S. dollars.)

Wire Transfer

☐	BY CHECKING THIS BOX, the undersigned hereby elects to receive payment for Class I Common Shares of the undersigned that are redeemed or purchased upon the terms and subject to the conditions of the Offer by wire transfer in U.S. dollars to the bank account specified below. The undersigned hereby authorizes and instructs Accenture SCA or SARL, or its duly authorized agent or representative, to make such payment in accordance with the following wire transfer instructions:
     Name of Account Holder(s):

     Name of Receiving Bank:

     Address of Receiving Bank:

     Account Type (please check one box):          ☐ Checking/Current          ☐ Savings/Money Market
     ABA Routing Number (for a U.S. bank account):

     Bank Account Number:

     Swift Code (for a non-U.S. bank account):

     Name of Intermediary Bank:

     Special Instructions:

OR
Check

☐	BY CHECKING THIS BOX, the undersigned hereby elects to receive payment for Class I Common Shares of the undersigned that are redeemed or purchased upon the terms and subject to the conditions of the Offer by check payable in U.S. dollars to the undersigned at the address specified below. The undersigned hereby authorizes and instructs Accenture SCA or SARL, or its duly authorized agent or representative, to make such payment to the undersigned at the following address.
     Street Address:

     City:

     State:

     Country:

     Postal Code:

SIGNATURE
          If the undersigned has elected to have Class I Common Shares redeemed by Accenture SCA: the undersigned hereby executes and delivers the Notice of Election for Redemption of which this Master Signature Page forms a part and agrees to the terms and conditions thereof. The undersigned further authorizes Accenture SCA or any of its affiliates or agents to provide a copy of any Form W-9, Form W-8BEN or any substitute form that he or she has provided Accenture SCA or any of its affiliates or agents to any person acting on behalf of Accenture SCA in connection with the Offer, including the Paying Agent.
          If the undersigned has elected to have Class I Common Shares purchased by SARL: the undersigned hereby executes and delivers the Share Purchase Agreement of which this Master Signature Page forms a part and agrees to the terms and conditions thereof. The undersigned further authorizes SARL or any of its affiliates or agents to provide a copy of any Form W-9, Form W-8BEN or any substitute form that he or she has provided SARL or any of its affiliates or agents to any person acting on behalf of SARL in connection with the Offer, including the Paying Agent.
Signature of Holder
(You must complete the following signature block.)

Name:		Telephone:
Signature:		Location:
(for manual execution only)
Password:		Date:
(for electronic execution only)
Attestation of Signature for Residents of Australia
(The following signature blocks must be completed only if you are a resident of Australia and are manually executing and delivering this Master Signature Page.)

Witness:	Witness:
Signature:	Signature:
Name:	Name:
Occupation:	Occupation:
Address:	Address: